Exhibit 23(a)

ALLETE 2008 Form 10-K

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-150681, 333-02109, 333-41882, 333-57104, 333-147965) and Form S-8 (Nos. 333-16445, 333-16463, 333-82901, 333-91348, 333-105225, 333-124455) of ALLETE, Inc. of our report dated February 13, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over  financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

February 13, 2009